UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 5, 2021, the Board of Directors (the “Board”) of Humanigen, Inc. (the “Company”) elected Dr. Dale Chappell, the Company’s Chief Scientific Officer, to serve as a director of the Company, effective immediately. Dr. Chappell will continue to serve as the Company’s Chief Scientific Officer.

Dr. Chappell is also the managing member of Black Horse Capital Management LLC (“BH Management”), a private investment manager that specializes in biopharmaceuticals and a significant stockholder of the Company. For a description of certain previously disclosed transactions between the Company and certain affiliates of BH Management and Dr. Chappell, including Cheval Holdings, Ltd. and Black Horse Capital, L.P., please see Item 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Note 4 to the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Dr. Chappell will not receive separate compensation for his service as a director of the Company. There are no arrangements or understandings between Dr. Chappell and any other persons pursuant to which he was elected as a director.

Resignation of Chief Accounting and Administrative Officer

On February 3, 2021, David L. Tousley notified the Company of his resignation as the Company’s Chief Accounting and Administrative Officer, Corporate Secretary and Treasurer. Mr. Tousley’s resignation will become effective (the “Effective Date”) on the later of March 5, 2021 or the date that the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 is substantially ready to be filed with the Securities and Exchange Commission. Mr. Tousley’s decision was based on personal health reasons and was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with Mr. Tousley’s departure, all of Mr. Tousley’s outstanding stock options will continue to vest and become exercisable through the Effective Date or, in the event that the Company enters into a consulting agreement with Mr. Tousley to provide consulting services on a part-time basis following the Effective Date, throughout the term of such consulting arrangement. In addition, the expiration date of certain of Mr. Tousley’s stock options, to the extent vested, will be extended for one year from the later of the Effective Date or the termination of any such consulting arrangement.

Mr. Tousley’s responsibilities will be assumed by Timothy Morris, the Company’s Chief Operating and Financial Officer, upon Mr. Tousley’s Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: February 5, 2021